EXHIBIT 13.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Amendment to Annual Report for Fiscal 2011 Ended August 31, 2011 of Golden Goliath Resources Ltd., company organized under the British Columbia Corporations Act (the “Company”) on Form 20-F as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Stephen Pearce, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Stephen Pearce

Stephen Pearce, Chief Financial Officer

Date: June 25, 2012